                                                                  Exhibit 10.1

                  STIPULATION OF SETTLEMENT OF CLASS ACTIONS
                  ------------------------------------------

         This Stipulation of Settlement (the "Stipulation"), dated as of December 11, 2006, is made and entered into by and among the following parties: (i) Lead Plaintiffs (as defined below), on behalf of themselves and each of the Class Members (as defined below), by and through their counsel of record in the Class Actions; and (ii) the Defendants (as defined below), by and through their counsel of record in the Class Actions (collectively, the "Settling Parties"). The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Plaintiffs' Claims and Released Defendants' Claims (as defined below), upon and subject to the terms and conditions hereof.

I.       THE CLASS ACTIONS
         -----------------

         1. Between January and March 2004, several putative class action complaints were filed against Edward D. Jones & Co., L.P. and various other related defendants. The Courts and the settling parties consolidated the nine class actions as follows: Spahn v. Edward D. Jones & Co., et al.,(1) Civ. No. 4:04CV00086, United States District Court, Missouri District Court ("Federal Class Action"); Enriquez v. Edward D. Jones & Co., et al., Civ. No. 042-00126 Cir. Ct., St. Louis, Missouri (the "Enriquez" action)(2) and Bressler v. Edward D. Jones & Co., et al., Civ. No. BC309500, Superior Court of California (the "Bressler" action), and Potter v. Edward D. Jones & Co., Case No. BC310059 (the "Potter" action) (the Enriquez, Bressler and Potter actions are collectively referred to as the "State Class Actions"). In sum, the class actions principally alleged, among other things, that the defendants improperly received revenue sharing

--------------------
(1) As set forth more fully in Section II.B.1, the Spahn case consist of six consolidated class actions.

(2) The Enriquez Action has been removed to the United States District Court for the Eastern District of Missouri, Civ. No. 4:06CV547 HEA.

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payments from certain mutual fund companies in exchange for being designated as "preferred," and that they failed to disclose the existence of such payments.

         2. By order dated June 14, 2004, the Honorable Henry E. Autrey appointed Milberg Weiss LLP, Weiss & Yourman (now Weiss & Lurie), and Stull, Stull & Brody as Plaintiffs' Co-Lead Counsel for the Federal Class Action. By an order dated May 5, 2004, the Honorable Michael P. David appointed Hulett Harper Stewart LLP, Stanley, Mandel & Iola, L.L.P., Blitz Bardgett & Deutsch LC, and Goodin MacBride Squeri Ritchie & Day LLP as Plaintiffs' Co-Lead Counsel of the Enriquez Action. Collectively, the Plaintiffs' Co-Lead Counsel in both the Spahn and Enriquez Actions shall be known as Plaintiffs' Lead Counsel.

II.      PRETRIAL PROCEEDINGS, INVESTIGATION, AND DISCOVERY
         --------------------------------------------------

         A. DISCOVERY, INVESTIGATION AND RESEARCH CONDUCTED BY LEAD PLAINTIFFS AND THEIR COUNSEL

         The Federal and State Class Actions involve a common body of underlying facts and seek to recover related damages. Plaintiffs Lead Counsel have participated together in conducting pre-trial discovery, developing litigation strategies, and drafting mediation and settlement proposals. Plaintiffs' Lead Counsel have conducted extensive discovery and investigation during the prosecution of the Federal and State Class Actions. This discovery and investigation has included, among other things, (i) inspecting more than 1,600,000 pages of documents produced by Defendants in response to requests served by Plaintiffs' Lead Counsel; (ii) inspecting documents produced by third-parties in response to subpoenas served by Plaintiffs' Lead Counsel;
(iii) propounding and responding to numerous written discovery requests, including interrogatories and requests for admissions; (iv) drafting or responding to numerous discovery motions brought by both parties; (v) retaining of consultants; (vi) reviewing Edward Jones' public filings, annual reports, and other public statements; and (vii) conducting extensive

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

research, briefing and argument of the applicable law with respect to the claims asserted in the Class Actions and the potential defenses thereto.

         B. PRE-TRIAL PROCEEDINGS

         Throughout the Class Actions, the Settling Parties had numerous, significant disputes that they presented to the respective Courts by motions. The following briefly summarizes the procedural history of the State and Federal Class Actions:

                           1. THE FEDERAL CLASS ACTIONS
                              -------------------------

         On January 23, 2004, and thereafter, the following six actions, brought on behalf of a class of persons who, between January 25, 1999, and January 9, 2004, purchased or otherwise acquired shares, units or other like interests in the mutual fund families Lord Abbett & Co., American Funds, Federated Investors Inc., Goldman Sachs Group Inc., Hartford Mutual Funds Inc., Putnam Investments and Van Kampen Investments through Edward Jones acting as broker, were either filed in, or transferred to the United States District Court for the Eastern District of Missouri, Eastern Division:

         Spahn IRA v. Edward D. Jones & Co., L.P., et al., Case No. 4:04CV86 HEA

         Howard v. Edward D. Jones & Co., L.P., et al., Case No. 4:04CV118 CAS

         Pasik v. Edward D. Jones & Co., L.P., et al., Case No. 4:04CV255 DJS

         Gerding v. Edward D. Jones & Co., L.P., et al., Case No. 4:04CV282 DJS

         Gadway v. Edward D. Jones & Co., L.P., et al., Case No. 4:04CV467 HEA

         Corbi v. Edward D. Jones & Co., L.P., et al., Case No. 4:04CV466 HEA

         By court orders entered on April 6, 2004, and May 3, 2004, these six actions were consolidated for all purposes into one case captioned, Spahn IRA
v. Edward D. Jones & Co., L.P., et al., Case No. 4:04CV86 HEA (the "Federal Action"), by and in the court of Judge Henry

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E. Autrey of the United States District Court for the Eastern District of
Missouri, Eastern Division.

         On June 14, 2004, the Federal Court entered an order appointing Jim
D. Boswell and Thomas J. Auer as Co-Lead Plaintiffs ("Federal Class Plaintiffs") and the law firms of Milberg Weiss LLP, Stull, Stull & Brody, and Weiss & Yourman (now Weiss & Lurie), as Co-Lead Counsel ("Federal Class Plaintiffs' Counsel").

         On August 23, 2004, the Federal Class Plaintiffs filed a Consolidated Amended Complaint for violations of federal securities laws (the "Federal Complaint").

         The Defendants named in the Federal Action are Edward D. Jones & Co., L.P., Jones Financial Companies, L.L.L.P., EDJ Holding Company, Inc., John W. Bachmann, Douglas E. Hill, Michael R. Holmes, Richie L. Malone, Steven Novik, Darryl L. Pope, and Robert Virgil, Jr.

         The Federal Complaint alleges violations of Section 12(a)(2) of the Securities Act of 1933 (the "Securities Act"), Section 10b of the Securities Exchange Act of 1934, Sections 15 of the Securities Act, Section 20(a) of the Securities Exchange Act of 1934 ("the Exchange Act"), Section 10(b) of the Exchange Act and Rules 10b-10, 10b-5(a), (b) and (c) promulgated pursuant to the Exchange Act by the SEC (the "Federal Class Claims").

         On October 27, 2004, the Federal Court granted in part and denied in part the Co-Lead Plaintiff Auer's Motion to partially lift the automatic stay of discovery imposed under the Private Securities Litigation Reform Act ("PSLRA") and ordered Edward Jones to produce to Federal Class Plaintiffs all documents that Edward Jones had previously produced in the Enriquez Action. Subsequently, Edward Jones produced additional documents to Plaintiffs in both the Federal and Enriquez Actions.

         On November 24, 2004, Defendants in the Federal Action filed motions to dismiss all claims asserted against them therein. The Federal Class Plaintiffs filed their oppositions to all dismissal motions on February 2, 2005, and Defendants filed their replies on May 10, 2005.

         On July 21, 2005, the Federal Court entered an order giving the Federal Class Plaintiffs until October 1, 2005, to review all documents produced by Defendants and until October 15, 2005, to file an amended pleading. By court order, the deadline for Federal Class Plaintiffs to file an amended pleading was extended, and the Second Amended Complaint had not been filed at the time the settlement was reached.

                           2. THE STATE CLASS ACTIONS
                              -----------------------

                              a. ENRIQUEZ V. EDWARD D. JONES & CO.

         On January 16, 2004, Plaintiff Rachel Enriquez filed an action in the Circuit Court of St. Louis City in the State of Missouri on behalf of herself and a class consisting of all current and former customers of Edward Jones who maintained an account at Edward Jones that held shares of any mutual fund offered by any of Edward Jones' "preferred" mutual fund families: Enriquez v. Edward D. Jones & Co., L.P., Cause No. 4:06-CV-547 HEA.

         The Enriquez complaint generally alleged that Edward Jones breached its fiduciary duties and was unjustly enriched as a result of receiving and retaining undisclosed payments from the "preferred" mutual fund families in exchange for holding its clients' investments in the mutual funds offered by those fund families. The complaint named as defendants Edward Jones & Co., L.P., The Jones Financial Companies, L.L.L.P. and EDJ Holding Company, Inc.

         Edward Jones removed the Enriquez Action to the United States District Court for the Eastern District of Missouri. On April 30, 2004, after briefing and argument, Judge Henry E. Autrey remanded the Enriquez case back to the St. Louis Circuit Court.

         Thereafter, Plaintiffs' Co-Lead Counsel in the Enriquez case served written discovery on Edward Jones, as well as on the "preferred" mutual fund families. Edward Jones filed motions to stay the Enriquez Action in both the Circuit Court and the Federal District Court. These motions were denied. Additionally, Plaintiff filed motions to compel discovery which were granted in part and denied in part. In the end, Edward Jones produced in excess of 1.6 million pages of corporate records related to its mutual fund practices.

         As part of the discovery process, Edward Jones and Enriquez Co-Lead Plaintiffs' Counsel entered into a Stipulation and Order of the Production of and Exchange of Confidential Information to govern the exchange of documents and to ensure that Edward Jones' confidential and proprietary information was protected from unauthorized disclosure.

         On July 16, 2004, Edward Jones filed a motion to dismiss on several grounds. On January 6, 2005, after extensive briefing and argument, Judge Michael P. David denied Edward Jones' motion in its entirety, except for dismissing a nominal defendant, the Jones Financial Companies, L.L.L.P.

         Edward Jones also filed a writ petition seeking to overturn Judge David's Order denying its motion to dismiss. On April 17, 2005, after extensive briefing, the Missouri Court of Appeals denied the writ. Shortly thereafter, Edward Jones sought a writ from the Missouri Supreme Court. That writ was also denied.

         On July 1, 2005, Edward Jones filed another motion in the federal court to stay discovery and the class certification hearing in the Enriquez Action. After briefing and argument, the Honorable Henry E. Autrey stayed discovery, but declined to stay the class certification hearing.

         In November 2004, Plaintiffs' Co-Lead Counsel in the Enriquez Action filed a motion for class certification. Although several hearings were scheduled, the Court did not rule on

Plaintiff's motion before this settlement was entered. As described in more detail herein, the parties have stipulated to the court certifying a settlement class as defined herein.

         In March 2006, Edward Jones removed the Enriquez Action to the United States District Court for the Eastern District of Missouri, Civ. No. 4:06CV547 HEA. Plaintiff Enriquez filed a Motion to Remand which has been fully briefed by the parties and is currently pending before the Court. As part of this Settlement Stipulation, Edward Jones has consented to the remand of the Enriquez Action for proceedings consistent with this Settlement Stipulation.

                              b. BRESSLER V. EDWARD D. JONES & CO.

         On January 26, 2004, Plaintiff Todd Bressler filed an action in the Superior Court for Los Angeles, California on behalf of himself, the public, and a class consisting of all current and former clients of Edward Jones who held shares of Edward Jones' "preferred" mutual fund families (the "Bressler" action). In his complaint, Bressler alleged violations of Section 17200 of the California Business & Professional Code (on behalf of the public) and common law breach of fiduciary duty on behalf of the class in connection with Edward Jones' revenue sharing practices. The complaint named Edward D. Jones & Co. as the sole defendant.

         On February 3, 2004, William Potter filed a virtually identical case, Potter v. Edward D. Jones & Co., Case No. BC310059 (the "Potter" case). The Potter case also proposed a putative class substantially similar to the one in the Bressler case.

         On February 16, 2004, Bressler served his first set of requests for inspection of documents. Edward Jones responded to Bressler's earlier request for the inspection of documents on June 14, 2004.

         On February 24, 2004, Edward Jones removed the Bressler suit to the United States District Court, Central District of California. On May 11, 2004, after briefing and argument,

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

Judge Florence-Marie Cooper remanded the Bressler case back to the Los Angeles Superior Court.

         On September 1, 2004, Judge Anthony Mohr entered an order consolidating the Bressler case with Potter case. The consolidated suit was captioned "In re Edward Jones Holders Litigation." A consolidated amended complaint was filed on September 15, 2004. In the consolidated amended complaint, the Bressler and Potter Plaintiffs once again alleged violations of
Section 17200 of California's Business and Professional Code, common law breach of fiduciary duty, and unjust enrichment arising from Edward Jones' revenue sharing practices. The consolidated complaint was brought on behalf of all current and former Edward Jones customers who held shares of Edward Jones' preferred mutual fund families.

         On October 18, 2004, Edward Jones filed a demurrer seeking the dismissal of the consolidated amended complaint, as well as an alternative motion to strike certain claims, allegations, and prayers from the complaint. On November 18, 2004, the Bressler and Potter Plaintiffs moved to compel the production of documents pursuant to the Bressler Plaintiffs' February 16, 2004 request. While the parties submitted briefs regarding these motions, due to intervening events, including settlement talks between the parties, and the amendment of California's Unfair Competition Law through Proposition 64 (and subsequent review by the California appellate Courts), the court deferred consideration of these motions.

         In March 2006, Edward Jones removed the consolidated Bressler/Potter Action to the United States District Court for the Central District of California, Western Division. The consolidated case is now known as In re Edward Jones Holder Litigation, Civ. No. CV06-1974 FMC. Plaintiffs filed a Motion to Remand which was fully briefed by the parties. On or about September 25, 2006, the Honorable Florence-Marie Cooper of the United States District Court for the Central District of California, Western Division denied Plaintiffs' Motion to Remand and dismissed the action in its entirety based on SLUSA preemption pursuant to the United States Supreme Court's decision in Merrill Lynch, Pierce, Fenner & Smith, Inc. v. Dabit, 126 S. Ct. 1503 (2006), which held that SLUSA preempts (or precludes) certain state law claims brought on behalf of holders of securities. On October 18, 2006, the Bressler Plaintiffs timely filed a Notice of Appeal with the United States Court of Appeals for the Ninth Circuit.

         C. SETTLEMENT NEGOTIATIONS AND MEDIATION

         Between January 2005 and July 2005, the Parties to the Federal and State Class Actions, through their respective counsel, participated in multiple in-person discussions in an effort to settle the Class Actions. During the mediation sessions, the parties discussed, among other things, the parties' respective claims and defenses, damages analyses, legal analyses, the discovery and motions completed or expected in the Class Actions, the evidence expected to be offered by the parties at trial, and other important factual and legal issues and matters relating to the merits of the Class Actions. Arising from these negotiations, the parties agreed to a formal mediation that included the exchange of mediation statements and evidence.

         The mediation sessions were conducted before Michael Geigerman of United States Arbitration and Mediation in St. Louis on October 27 and 28, 2005, and on December 20 and 21, 2005. After many offers and counter-offers, the parties entered into a Memorandum of Understanding, which outlined the terms of a settlement in principle. Subsequent to the mediations, the parties continued to discuss the terms of a settlement from January 2006 through August 2006. Based upon these additional negotiations and subsequent meetings in New York City on August 14, 15, and 16, 2006, the parties agreed on August 29, 2006, to a binding settlement agreement (the "August 29, 2006 Agreement"). Since the meetings in New York, the

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

parties have continued to negotiate the terms of this Stipulation and related documents to be submitted in connection with a motion for preliminary approval of the settlement. To that end, the parties met in St. Louis on September 19, 2006, and again on November 15, 28 and 29, 2006, to continue these discussions. This Settlement Stipulation and accompanying Plan of Allocation reflect the parties' additional agreements resulting from the foregoing negotiations and are designed to enable the parties to implement and effectuate the settlement set forth in the August 29, 2006 Agreement.

III.     CLAIMS OF LEAD PLAINTIFFS AND BENEFITS OF SETTLEMENT
         ----------------------------------------------------

         Plaintiffs' Lead Counsel believes that the claims asserted in the Class Actions have merit and that the evidence developed to date in the Class Actions support the claims asserted. Plaintiffs assert, and believe they would present supporting evidence at trial, that Defendants breached fiduciary duties to the Purchaser Settlement Class and the Holder Settlement Class and issued materially false and misleading statements and omissions of material information and that as a result of these alleged breaches and misstatements, the Class Members were injured.

         Plaintiffs' Lead Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Class Actions through trial and through appeals. Plaintiffs' Lead Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Class Actions and the difficulties and delays inherent in such litigation. Plaintiffs' Lead Counsel also are mindful of the inherent difficulties of proof under, and possible defenses to, the violations asserted in the Class Actions, including the defenses asserted by Defendants.

         In light of the foregoing, Plaintiffs' Lead Counsel agree and believe that the settlement set forth in this Stipulation confers substantial benefits upon the Class Members. Plaintiffs' Lead

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

Counsel, based on their evaluation, have collectively determined that the settlement set forth in the Stipulation is fair, adequate and reasonable to and in the best interests of the Class Members.

IV.      DEFENDANTS' STATEMENT AND DENIALS OF WRONGDOING AND LIABILITY
         -------------------------------------------------------------

         Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs' Lead Counsel in the Federal Class Actions and State Class Actions. Defendants also have denied and continue to deny, among other things, the allegations that any Class Member has been injured or that they breached any duty to the Purchaser Settlement Class or the Holder Settlement Class or made material misrepresentations, material omissions, or that Plaintiffs or any Class Members were harmed by the conduct alleged in the Federal and State Class Actions.

         Nonetheless, Defendants have concluded that further conduct of the Class Actions would be protracted and expensive, and that it is desirable that the Class Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation: 1) to limit further expense, inconvenience and distraction; 2) to dispose of the burden of protracted litigation; and 3) to permit the operation of Edward Jones' business without further distraction and diversion of the Edward Jones' executive personnel with respect to the matters at issue in the Class Actions. Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like these Class Actions.

         Defendants have, therefore, determined that it is desirable and beneficial to them that the Class Actions be settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants enter into this Stipulation without in any way acknowledging any fault, liability, or wrongdoing of any kind. Neither this Settlement Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an

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

admission or concession by any of the Defendants of the merit or truth of any of the allegations or wrongdoing of any kind on the part of any of the Defendants.

V.       TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
         ------------------------------------------------

         NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Lead Plaintiffs (for themselves and the Class Members), by and through Plaintiffs' Lead Counsel and Defendants, by and through their counsel of record, that, subject to the approval of the United States District Court for the Eastern District of Missouri, and the Circuit Court for the City of St. Louis, Missouri, the Federal and State Class Actions and the Released Plaintiffs' Claims and Released Defendants' Claims shall be finally and fully compromised, settled and released, and the Federal and State Class Actions shall be dismissed with prejudice, upon and subject to the terms and conditions of the Stipulation, as follows:

         A. DEFINITIONS

         As used in this Stipulation, the following terms have the meanings specified below:

         1. The "Enriquez Action" means the matter entitled Rachel Enriquez v. Edward D. Jones & Co., Civ. No. 4:06CV547 HEA, pending in the United States District Court for the Eastern District of Missouri.

         2. The "Spahn Action" means the consolidated actions captioned Spahn IRA v. Edward D. Jones & Co., Civ. No. 4:04CV00086 HEA, pending in the United States District Court for the Eastern District of Missouri.

         3. The "Bressler Action" means the matter entitled In re Edward Jones Holder Litigation, Court of Appeals Docket No. 06-56485, pending in the United States Court of Appeals for the Ninth Circuit.

         4. "Authorized Customer" means any Class Member who has not opted out and whose claim for recovery is allowed pursuant to the terms of this Stipulation.

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         5. "Authorized Current Customer" means any Class Member who has not opted out, remains a customer of Edward Jones as of August 27, 2006, and whose claim for recovery is allowed pursuant to the terms of this Settlement Stipulation.

         6. "Authorized Former Customer" means any Class Member who has not opted out, is no longer a customer of Edward Jones as of August 27, 2006 and whose claim for recovery is allowed pursuant to the terms of this Settlement Stipulation.

         7. "Class Actions" means the Enriquez, Spahn and Bressler actions.

         8. "Class Member" means a member of either the Purchaser Settlement Class or the Holder Settlement Class.

         9. "Class Period" means the period from January 1, 1999, to December 31, 2004, inclusive.

         10. "Court" means the United States District Court for the Eastern District of Missouri.

         11. "Current Customer Class Member" means any Class Member who remains a customer of Edward Jones as of August 27, 2006.

         12. "Defendants" means Edward D. Jones & Co. L.P., The Jones Financial Companies L.L.L.P., EDJ Holding Company, Inc., John W. Bachmann, Douglas E. Hill, Michael R. Holmes, Richie L. Malone, Steven Novik, Darryl L. Pope, and Robert Virgil, Jr.

         13. "Defendants' Released Persons" means each and all of the Defendants and their respective past or present directors, officers, employees, attorneys, general partners, limited partners, subordinated partners, subordinated limited partners, principals, affiliates, agents, attorneys, shareholders, personal or legal representatives, predecessors, successors, parents,

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

subsidiaries, divisions, joint ventures, assigns or any entity in which any Defendant has a controlling interest.

         14. "Edward Jones" means Edward D. Jones & Co. L.P.

         15. "Effective Date" means the first date by which all of the events and conditions specified in Section V.J.1. of this Stipulation have been met and have occurred.

         16. "Escrow Agent" means The Northern Trust Company.

         17. "Final" means: (a) the date of final affirmance on an appeal from both the Judgment and the State Court Judgment (as defined in this subsection), the expiration of the time for a petition for a writ of certiorari to review the Judgment or the State Court Judgment and, if certiorari is granted, the date of final affirmance of the Judgment or State Court Judgment following review pursuant to that grant; or (b) the date of final dismissal of any appeal from the Judgment, State Court Judgment or the final dismissal of any proceeding on certiorari to review the Judgment or State Court Judgment; or (c) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Judgment and State Court Judgment. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the Fee and Expense Application for attorneys' fees, costs, or expenses shall not in any way delay or preclude the Judgment or State Court Judgment from becoming final.

         18. "Former Customer Class Member" means any Class Member who is no longer a customer of Edward Jones as of August 27, 2006.

         19. "Holder Settlement Class Member" means a person or entity who held shares, units or like interests in any Preferred Fund between January 1, 1999, and December 31, 2004, inclusive, through Edward D. Jones & Co., L.P., acting as broker, or with Edward D. Jones & Co., L.P., listed as broker-dealer of record.

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         20. "Judgment" means the judgment to be rendered by the United States
District Court for the Eastern District of Missouri dismissing the Federal Class Action with prejudice, substantially in the form and with the content as set forth in the Final Judgment and Order of Dismissal attached hereto as Exhibit B.

         21. "Lead Plaintiffs" means Thomas Auer, Jim D. Boswell and Rachel Enriquez.

         22. "Person" means an individual, corporation (including all divisions, affiliates and subsidiaries), partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or political subdivision or agency, and/or any business or legal entity, and the spouse, heir, predecessor, successor, representative, or assign of any such entity.

         23. "Plaintiffs" means each of the plaintiffs who filed a Federal or State Class Action, including, but not limited to, the Lead Plaintiffs.

         24. "Plaintiffs' Counsel" means each counsel who has appeared as counsel for any of the Plaintiffs in the Class Actions, including, but not limited to Plaintiffs' Lead Counsel.

         25. "Plaintiffs' Lead Counsel" means Hulett Harper Stewart LLP, Stanley, Mandel & Iola, L.L.P., Blitz Bardgett & Deutsch LC, Goodin MacBride Squeri Ritchie & Day LLP, Milberg Weiss Bershad & Schulman LLP, Weiss & Lurie and Stull, Stull & Brody.

         26. "Plaintiffs' Released Persons" means each and all of the Plaintiffs and their respective past or present directors, officers, employees, attorneys, general partners, limited partners, subordinated partners, subordinated limited partners, principals, affiliates, agents, attorneys, shareholders, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns or any entity in which any Plaintiff has a controlling interest.

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         27. "Plan of Allocation" means a plan or formula of allocation of the
Settlement Fund whereby the Settlement Fund shall be distributed to Authorized Customers. The proposed Plan of Allocation is attached as Exhibit C to this Stipulation.

         28. "Preferred Fund" shall mean: (a) Lord Abbett Funds; (b) American Funds; (c) Federated Funds; (d) Goldman Sachs Funds; (e) Hartford Mutual Funds; (f) Putnam Funds; and (g) Van Kampen Funds that made revenue sharing payments to Edward Jones during the Class Period.

         29. "Purchaser Settlement Class Member" means a person or entity who purchased or otherwise acquired shares, units or like interests in any Preferred Fund between January 1, 1999 and December 31, 2004, inclusive, through Edward D. Jones & Co., L.P., acting as broker, or with Edward Jones & Co., L.P., listed as broker/dealer of record.

         30. "Released Plaintiffs' Claims" shall collectively mean any and all claims, debts, demands, rights, or causes of action or liabilities (including, but not limited to, any claims for damages, interest, attorneys' fees, expert or consulting fees, and any other costs, expenses or liability), whether based on federal, state, local, statutory or common law or any other law, rule or regulation (including, but not limited to, claims for violation of the federal securities laws, state securities laws, negligence, gross negligence, indemnification, breach of duty of care and/or breach of duty of loyalty, fraud, misrepresentation, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, malpractice, mismanagement, corporate waste, or breach of contract), related to revenue sharing payments received by Defendants from the Preferred Funds, fees and commissions received by Defendants from the Preferred Funds for shelf-space arrangements, directed brokerage transactions, shareholder accounting fees and mutual fund trades generally, whether fixed or contingent,

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accrued or unaccrued, known or unknown, liquidated or not liquidated, at law or in equity, matured or not matured, Class-wide or individual in nature, including claims (a) that have been asserted in the Federal and State Class Actions by the Class Members or any of them against any of the Defendants' Released Persons, or (b) that could have been asserted in the Federal and State Class Actions or any other forum by the Class Members or any of them against any of the Defendants' Released Persons, that arise out of, are based upon, or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Federal and State Class Actions or otherwise are based upon or relate in any way to revenue sharing payments received by Defendants, fees and commissions received by Defendants from the Preferred Funds for mutual fund trades, shelf-space arrangements, directed brokerage transactions, shareholder accounting fees and mutual fund trades from the Preferred Funds which were purchased through or held at Edward Jones or held directly at the fund company with Edward Jones listed as Broker/Dealer of record.

         31. "Released Defendants' Claims" shall collectively mean any and all claims, debts, demands, rights, or causes of action or liabilities (including, but not limited to, any claims for damages, interest, attorneys' fees, expert or consulting fees, and any other costs, expenses or liability), whether based on federal, state, local, statutory or common law or any other law, rule or regulation (including, but not limited to, claims for violation of the federal securities laws, state securities laws, negligence, gross negligence, indemnification, breach of duty of care and/or breach of duty of loyalty, fraud, misrepresentation, breach of fiduciary duty, negligent misrepresentation, unfair competition, malicious prosecution, professional negligence, malpractice, mismanagement, or breach of contract), related to the filing, prosecution or participation in any of the Class Actions or this settlement, whether fixed or contingent, accrued

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

or unaccrued, known or unknown, liquidated or not liquidated, at law or in equity, matured or not matured, Class-wide or individual in nature and all claims arising out of, relating to, or in connection with the filing, prosecution or resolution of the Class Actions or the Released Plaintiffs' Claims.

         32. "Settlement Account" means a joint escrow account at U.S. Bank into which the cash portion of the Settlement Fund is to be deposited. The Settlement Account shall be the subject of a separate Escrow Agreement to be entered by and between Edward Jones, Plaintiffs' Lead Counsel and U.S. Bank. The Settlement Account shall be invested in accordance with the Escrow Agreement.

         33. "Settlement Fund" means the principal amount of (a) fifty-five million dollars ($55,000,000) in cash, plus interest accrued at the annual rate of 4.75% from November 20, 2006, to the date that funds are deposited into the Settlement Account, plus interest earned on the aforesaid amount while the funds are deposited in the Settlement Account (the "Cash Component"), and (b) credit vouchers in an amount not to exceed a face-value of seventy-two million five hundred thousand dollars ($72,500,000) (the "Non-Cash Component") to members of both the Purchaser Settlement Class and the Holder Settlement Class as more fully described in the Plan of Allocation.

         34. "Settling Parties" collectively means each of the Defendants and Lead Plaintiffs on behalf of themselves and the Class Members.

         35. "State Court" means the Circuit Court for the City of St. Louis, Missouri to which the parties have agreed to remand the Enriquez Action pursuant to the terms of this Settlement Stipulation.

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

         36. "State Court Judgment" means the judgment to be rendered by the Circuit Court for the City of St. Louis, Missouri dismissing the State Class Action with prejudice, substantially in the form and with the content as set forth in the Final Judgment and Order of Dismissal attached hereto Exhibit E.

         B. CLASS CERTIFICATION

         The Parties hereby stipulate to the certification of two Classes for settlement purposes only. The Purchaser Settlement Class shall be defined as follows:

         any person or entity who purchased or otherwise acquired shares, units or like interests in any Preferred Fund between January 1, 1999, and December 31, 2004, inclusive, through Edward D. Jones & Co., L.P., acting as broker, or with Edward Jones listed as broker/dealer of record.

         The Holder Settlement Class shall be defined as follows:

         any person or entity who held shares, units or like interests in any Preferred Fund between January 1, 1999, and December 31, 2004, inclusive, through Edward D. Jones & Co., L.P., acting as broker, or with Edward Jones listed as broker/dealer of record.

         Excluded from the Purchaser Settlement Class and the Holder Settlement Class are Defendants in the Actions, members of the immediate families (parents, spouses, siblings, and children) of each of the individual defendants, all directors, officers, limited and general partners, subsidiaries and affiliates of the corporate defendants, any person, firm, trust, corporation or entity in which any Defendant during the Class Period had a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of any such excluded party.

         In stipulating to the Certification of a Settlement Class, Defendants do not concede the suitability of certifying a class for any purpose other than settlement. In the event the Court fails to approve this Settlement Stipulation and the accompanying Plan of Allocation, the Settling Parties reserve their right to assert their respective pre-Stipulation positions regarding suitability of the Class Actions to proceed as certified class actions.

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

         C. SETTLEMENT FUNDING

         Within 10 business days after preliminary approval of this Stipulation by both the Court and the State Court, Edward Jones shall transfer $55,000,000.00 plus any and all interest that has accrued at the annual rate of 4.75% from November 20, 2006, and continuing through the date the funds are deposited into the Settlement Account.

         D. ADMINISTRATION OF THE SETTLEMENT FUND

                  1. THE ESCROW AGENT
                     ----------------

         a. The Settlement Account shall be the subject of a separate Escrow Agreement to be entered by and between Edward Jones, Plaintiffs' Lead Counsel and U.S. Bank or as otherwise ordered by the Court.

         b. The Escrow Agent shall invest the cash portion of the Settlement Fund in 30-day treasure bills backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof and shall reinvest the proceeds of these instruments as they mature in similar instruments at the current market rates.

         c. The Escrow Agent shall not disburse the Settlement Fund except (i) by an order of the Court; (ii) with the specific written agreement of counsel for the Defendants and Plaintiffs' Lead Counsel; or (iii) as otherwise permitted under the separate Escrow Agreement.

         d. Subject to such further order and direction by the Court as may be necessary, the Escrow Agent is authorized to execute such transactions on behalf of the Class Members as are consistent with the terms of the Stipulation and the Escrow Agreement.

                  2. TAXES
                     -----

         a. The parties and the Escrow Agent agree to treat the Settlement Fund as being at all times a "qualified settlement fund" within the meaning of Treas. Reg. Section 1.468B-l. In addition, the Administrator of the Escrow Account and, as required, the Settling Parties shall

                                      20

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

timely make the "relation-back election" (as defined in Treas. Reg. Section l.468B-1) back to the earliest permitted date. Such election shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Administrator to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties and thereafter to cause the appropriate filing to occur.

         b. For the purposes of Section 468b of the Internal Revenue Code of 1986, and Treas. Reg. Section 1.468B, the "administrator" shall be the Escrow Agent. The Escrow Agent, or a Certified Public Accounting firm designated pursuant to the Escrow Agreement, shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including, without limitation, the returns described in Treas. Reg. Section 1.468B-2(1)). Such returns (as well as the election described in Section V(D)(2)(a)) shall be consistent with this Section V(D)(2) of this Stipulation and in all events shall reflect that all taxes (including any estimated taxes, interest, or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in
Section V(D)(2) herein.

         c. All (i) taxes (including any estimated taxes, interest, or penalties) arising with respect to the income earned by the Settlement Fund ("Taxes"), and (ii) reasonable expenses and costs incurred in connection with the operation and implementation of this Section V(D)(2), including, without limitation, reasonable expenses of tax attorneys and/or accountants relating to filing (or failing to file) the returns described in this Section V(D)(2) ("Tax Expenses"), shall be paid out of the Settlement Fund. In all events the Defendants' Released Persons shall not have any responsibility for, or any liability whatsoever with respect to, the Taxes, the Tax Expenses, or the filing of any tax returns or other documents with the Internal Revenue Service or any other state or local taxing authority. Defendants' Released Persons shall be entitled to indemnification

                                      21

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

payable out of the cash portion of the Settlement Fund for Taxes and Tax Expenses relating to the existence, maintenance and operation of the Settlement Fund. The Parties hereto agree to cooperate with the Escrow Agent, the Administrator or the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Section V(D)(2).

                  3. TERMINATION
                     -----------

         In the event that the Stipulation is not approved by this Court, the State Court, or is terminated in accordance with Section V(H)(4) or V(H)(5-6), the Settlement Fund (including any accrued interest and/or tax refund owing to the Settlement Fund), less any Taxes or Tax Expenses paid or incurred pursuant to Section V(D)(2) herein, and less any fees or costs incurred in connection with the establishment and maintenance of the Escrow Account shall be refunded to Edward Jones. At the request of the Edward Jones, the Escrow Agent or its designee shall apply for any tax refund owing to the Settlement Fund and the Escrow Agent shall pay the proceeds of any tax refund, less the costs of obtaining the tax refund, as set forth in this Section.

         E. REMAND

         1. To further effectuate this Settlement Stipulation, Edward Jones agrees to consent to Plaintiffs' Motion to Remand and the parties shall request that the Court remand the Enriquez Action to the State Court for proceedings consistent with this Settlement Stipulation.

         2. The Settlement Stipulation shall only be presented to the State Court after the Court enters its Notice Order and remands the Enriquez Action back to State Court. After entry of the Notice Order and Remand of the Enriquez Action, the Settling Parties shall apply for entry of an order (the "State Notice Order") substantially in the form as that set forth in Exhibit D hereto, requesting preliminary approval of the Settlement set forth in this Stipulation, approval for the mailing and publication of a Notice of Proposed Settlement substantially in the form and with the content set forth in Exhibits 1 and 2 to Exhibit A hereto, which shall include the general terms of the settlement set forth in the Stipulation, the proposed Plan of Allocation, and the date of the final settlement approval hearing. The State Notice Order shall provide that the Court will hold a hearing (the "State Court Settlement Hearing") to finally approve the settlement. At the State Court Settlement Hearing, Plaintiffs' Lead Counsel also will request that the State Court finally approve the proposed Plan of Allocation. The State Court Settlement Hearing shall only take place after the Settlement Hearing.

         F. NOTICE ORDER, NOTICE, OPT-OUTS, OBJECTIONS AND SETTLEMENT HEARING

         1. The Settling Parties agree that this Settlement Stipulation and Plan of Allocation shall be first presented to the Court for approval. In addition, the Settling Parties agree that the Court shall have primary responsibility for enforcement of the Stipulation and Plan of Allocation.

         2. On or before December 12, 2006, Plaintiffs' Lead Counsel shall present this Stipulation together with its exhibits to the Court and shall apply for entry of an order (the "Notice Order"), substantially in the form and with the content set forth in Exhibit A hereto, requesting preliminary approval of the Settlement set forth in this Stipulation, approval for the mailing and publication of a Notice of Proposed Settlement substantially in the form and with the content set forth in Exhibits 1 and 2 to Exhibit A hereto, which shall include the general terms of the settlement set forth in the Stipulation, the proposed Plan of Allocation, the general terms of the Fee and Expense Application (as defined in Section V.J.1.), and the date of the final settlement approval hearing.

         3. The Notice Order shall provide that the Court will hold a hearing (the "Settlement Hearing") to finally approve the settlement. At the Settlement Hearing, Plaintiffs' Lead Counsel

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

also will request that the Court finally approve the proposed Plan of Allocation and the Fee and Expense Application.

         4. Subject to the approval of the Court, the schedule for provision of notice to Class Members and final approval of the Settlement or of the Fee and Expense Application shall be as follows:

                  a. Edward Jones or its designated agents shall, at its own expense, cause notice to be provided to the Class Members in the form approved by both the Court and the State Court.

                  b. Edward Jones, at its own expense not to exceed $7,500, shall cause notice to be published in a widely circulated wire service, such as Business Wire.

                  c. Direct Notice to Current Customer Class Members will be provided as an insert with the first regularly monthly or quarterly account statement disseminated after issuance of the State Notice Order, but no later than 120 days after issuance of the State Notice Order. The deadline for the mailing of the Notice shall allow or otherwise account for such a mailing in the monthly or quarterly account statements.

                  d. Direct Notice to Former Customer Class Members will be sent by first class mail to each such Class Member's last known mailing address at the same time, or prior to, the mailing of the Notice to Current Customer Class Members.

                  e. Prior to mailing Notice, Edward Jones, at its own expense, shall attempt to locate the most current address for Class Members through the United States Postal Services Move Update process. Edward Jones, at its own expense, shall use a third-party service to attempt to obtain an updated address for Class Members whose Notices are returned as

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

undeliverable. If an updated address is obtained, Edward Jones shall re-mail the Notice to Class Members at the updated address.

                  f. Edward Jones, at its own expense, shall establish on its own website, or on a separately dedicated website, a means by which Class Members may download the Notice as approved by the Court, the Settlement Stipulation and Plan of Allocation.

                  g. Edward Jones, at its own expense, shall establish a toll-free telephone number with only a recorded message that informs Class Members how to obtain copies of the Notice as approved by the Court, as well as the Settlement Stipulation and Plan of Allocation.

                  h. The deadline for opt-outs shall be 45 calendar days after the last day of mailing the Notice as described in subparagraphs (c) and (d) above.

                  i. The deadline for objections to the Settlement, or for objections or opposition to the Fee and Expense Application or the Plan of Allocation, shall be 45 calendar days after the last day mailing of Notice as described in subparagraphs (c) and (d) above.

                  j. The Settlement Hearing and hearing on the Fee and Expense Application and the Plan of Allocation shall be 30 calendar days after the deadline for objections to the Settlement or objections or opposition to the Fee and Expense Application or the Plan of Allocation, or such other date thereafter as the Court may order.

                  k. No deadline in this Subsection shall begin to run until entry of both the Notice Order and the State Notice Order.

         G. RELEASES

         1. Upon the Effective Date, the Lead Plaintiffs shall release, relinquish, and discharge, and each of the Class Members shall be deemed to have, and by operation of the Judgment and the State Court Judgment shall have, fully, finally, and forever released, relinquished, and discharged Defendants and Defendants' Released Persons from all Released Plaintiffs' Claims.

         2. Upon the Effective Date, each of the Defendants shall release, relinquish, and discharge, and by operation of the Judgment and the State Court Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs' Released Persons from all Released Defendants' Claims.

         3. Except as otherwise expressly provided in this Stipulation, the Settling Parties shall each bear their own respective attorneys' fees, expenses, and costs incurred in connection with the conduct and settlement of the Class Actions and the preparation, implementation, and performance of the terms of this Settlement Stipulation.

         H. ADMINISTRATION AND CALCULATION OF CLAIMS, FINAL AWARDS, AND SUPERVISION AND DISTRIBUTION OF SETTLEMENT FUND

         1. The Cash Component of the Settlement Fund shall be applied as follows:

                  a. To pay Taxes and reasonably-incurred Tax-related Expenses, if any;

                  b. To pay escrow fees and reasonably-incurred costs associated with the Escrow Account that will hold the Cash Component until distribution.

                  c. To fund the payments to Authorized Former Customers as set forth in section D.2 of the Plan of Allocation;

                  d. To pay Plaintiffs' Counsel's attorneys' fees, expenses, and costs, (the "Fee and Expense Award"), if and to the extent allowed by the Court; and

                  e. the remainder of the Cash Component shall be awarded cy pres in accordance with Section E of the Plan of Allocation.

         2. The Non-Cash Component shall be distributed in accordance with the Plan of Allocation.

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

         3. No Person shall have any claim against Plaintiffs or their counsel (including Plaintiffs' Lead Counsel) or Defendants or their counsel based on the distributions made substantially in accordance with this Stipulation and the Settlement contained herein, the Plan of Allocation, or further orders of the Court.

         4. The proposed Plan of Allocation shall be deemed to be an integral and essential part of the settlement. Any order by either the Court or the State Court changing the amount of cash consideration, or materially modifying or altering the non-cash consideration or the manner in which it is distributed or redeemed as provided for in the Plan of Allocation shall make the Settlement Stipulation voidable at the sole discretion and option of Edward Jones.

         5. Edward Jones shall administer the Settlement Fund at its own expense. Edward Jones' responsibilities as administrator shall include, but not be limited to, identifying all Authorized Customers and calculating the value of the cash awards for Authorized Former Customers and non-cash awards for Authorized Current Customers, issuing and mailing checks to the Authorized Former Customers and printing and mailing non-cash awards to the Authorized Current Customers, and to follow up on such mailings to Authorized Customers such that with respect to distributions returned to sender, reasonable efforts are made to identify the current addresses of Authorized Customers.

         I. OPT-OUTS

         1. Class Members will be given an opportunity to opt-out from participation in the settlement as set forth and more fully described herein and in the Plan of Allocation.

         2. By opting out of the settlement, the Class Member opting out agrees that he/she will not pursue his/her claim as a part of this class action and will pursue it, if at all, only as an individual claimant.

         3. Class Members shall send their notice of opt-out to Edward Jones. Edward Jones, in its role as claims administrator, shall establish a post-office box for the purpose of receiving the opt-out notices served on it, and it shall maintain a database of the opt-outs and retain all original documentation received from any Class Member who opts-out of the settlement. Edward Jones shall furnish Plaintiffs' Lead Counsel with a true and correct copy of each opt-out received by it no later than the next business day following its receipt of such opt-out(s).

         4. Edward Jones, through its computer records, shall on an ongoing basis verify that each purported opt-out is in fact a Class Member.

         5. Within 5 days following the deadline for Class Members to opt-out, Edward Jones and Plaintiffs' Lead Counsel shall exchange a list of all opt-outs received from Class Members and verify that they have accounted for the same number of opt-outs.

         6. If, at the conclusion of this period, the number of Class Members opting-out exceeds one thousand (1000) Class Members, then Edward Jones, at its sole discretion, shall have the right to rescind and terminate the Settlement Stipulation. Such election shall be made in writing within 20 days after the opt-out deadline passes.

         7. In the event Edward Jones chooses to opt-out of the Settlement Stipulation pursuant to the terms of this subsection I, the parties shall jointly inform the Court and the Litigation will resume unless the Parties jointly agree to renegotiate the settlement and seek Court approval of the renegotiated settlement.

         8. In the event that Edward Jones elects to opt-out of the Settlement Stipulation pursuant to the terms of this subsection I, and the parties do not arrive at a renegotiated settlement, the Parties shall have no further rights or obligations under this Settlement Stipulation, Plan of Allocation or the Fee and Expense Application. In such a case, the terms and

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

provisions of this Settlement Stipulation, Plan of Allocation, or Fee and Expense Application shall not be used in the Class Actions or in any other proceeding for any purpose and any Judgment or order entered by the Court in accordance with the terms of this Settlement Stipulation shall be treated as vacated, nunc pro tunc.

         J. PLAINTIFFS' COUNSEL'S ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES

         1. Prior to the Settlement Hearing, Plaintiffs' Lead Counsel will submit to the Court an application or applications for an order (the "Fee and Expense Application") for distributions to them from the Settlement Fund for:
(a) an award of attorneys' fees; (b) reimbursement of all expenses and costs, including the fees of any experts or consultants, incurred in connection with prosecuting the Class Action; and (c) interest on such attorneys' fees, costs, and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid), as may be awarded by the Court. The Court shall determine the amount of attorneys' fees and costs to be awarded to Plaintiffs' Counsel.

         2. Pursuant to Section D(3)(c) of the Plan of Allocation, Plaintiffs' Counsel's fees, expenses, and costs, including the fees of experts and consultants, as awarded by the Court (the "Fee and Expense Award"), may be transferred to Plaintiffs' Lead Counsel from the Settlement Fund after the Judgment becomes Final.

         3. The parties acknowledge that there may be insufficient monies in the Settlement Fund to fully satisfy the Fee and Expense Award. Accordingly, to the extent that there is cash remaining in the Settlement Fund after making all payments identified in Section V(H)(1)(a-d), the Settling Parties agree that any such cash shall first be utilized to make up any difference between the amount awarded to Plaintiffs' Counsel pursuant to the Fee and Expense Award and the amount initially received by Plaintiffs for such attorneys fees and expenses.

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

         4. Defendants' Released Persons agree not to object or comment upon Plaintiffs' Fee and Expense Application, so long as the amount received does not exceed the amount needed to pay Authorized Former Customers their share of the settlement as more fully set forth in the Plan of Allocation.

         5. Defendants' Released Persons shall have no responsibility for, and no liability whatsoever with respect to, the allocation of any Fee and Expense Award among Plaintiffs' Counsel, or any other Person who may assert some claim thereto, or any Fee and Expense Awards that the Court may make in the Class Action.

         6. Defendants' Released Persons shall have no responsibility for, and no liability whatsoever with respect to, any attorneys' fees, costs, or expenses incurred by or on behalf of Class Members that are not paid from the Settlement Fund.

         7. The procedure for and the allowance or disallowance by the Court of the Fee and Expense Application are not part of the Settlement set forth in this Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness, and adequacy of the Settlement set forth in this Stipulation. Any order or proceedings relating to the Fee and Expense Application, or any appeal from any order relating thereto, shall not operate to terminate or cancel the Stipulation or affect the finality of the Court's Judgment or the State Court's Judgment approving the Stipulation and the Settlement set forth herein, including, but not limited to, the release, discharge, and relinquishment of the Released Claims against the Defendants' Released Persons, or any other orders entered pursuant to the Stipulation.

         K. EFFECTIVE DATE OF SETTLEMENT

         1. The Effective Date of the Stipulation shall be conditioned upon occurrence of all of the following events:

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

                  a. Edward Jones shall have timely transferred or caused to be timely transferred the Cash Component of the Settlement Fund as required in Section C above;

                  b. The Court shall have entered the Notice Order as required by Section F above;

                  c. The State Court shall have entered the State Notice Order as required by Section E above;

                  d. The Court shall have entered the Judgment or a judgment substantially in the form and with the content as set forth in Exhibit B hereto;

                  e. The State Court shall have entered the State Court Judgment or a judgment substantially in the form and with the content as set forth in Exhibit E; and

                  f. The Judgment and State Court Judgment shall have become Final, as defined in Section V(A)(17) above.

         2. Modification or reversal on appeal of any award of attorneys' fees, costs, expenses, and/or interest awarded by the Court to any Plaintiffs' Counsel shall not affect the Effective Date or constitute grounds for cancellation and termination of the Stipulation.

         L. STAY AND RESUMPTION OF PROCEEDINGS--EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

         1. The Settling Parties agree, subject to approval by the Court and State Court, that all proceedings in the Federal and State Class Actions, other than proceedings relating to the approval and administration of the settlement contemplated herein, shall be stayed as of the date the Motion for Preliminary Approval is filed with the Court, except for purposes of remanding the Enriquez Action and administering and consummating this Settlement Stipulation.

         2. The Settling Parties acknowledge and agree that approval of this Settlement Stipulation, Plan of Allocation and Notice of Proposed Settlement by both the Court and State

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

Court in a form substantially identical to the terms and provisions set forth therein is a material and integral term of this Settlement Stipulation.

         3. In the event that both the Court and the State Court do not approve the Settlement Stipulation and Plan of Allocation or the settlement set forth herein is terminated in accordance with its terms, the terms and provisions of this Stipulation, with the exception of Sections V(D)(3) and this subsection V(L), shall have no further force and effect with respect to the Settling Parties and shall not be used in the Class Actions or in any other proceeding for any purpose and any Judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

         4. In the event the Settlement Stipulation is not approved by the Court or the State Court, or is terminated in accordance with the terms set forth herein, within five (5) business days after the Escrow Agent's receipt of written notification of such event from either Defendants or Lead Plaintiffs' Counsel, the Settlement Fund (including accrued interest) shall be refunded as set forth in Section V(D)(3) above.

         5. In the event that the Court or State Court declines to approve the Settlement Stipulation and Plan of Allocation or the settlement set forth herein is terminated in accordance with its terms, the Federal and State Class Actions shall resume in a reasonable manner to be approved by the Court. It is the express intention of the Settling Parties that, other than the remand of the Enriquez Action, their relative positions as of the date this Settlement Stipulation is signed remain unchanged in such an event.

         6. In the event that the Court or the State Court declines to approve the Settlement Stipulation and Plan of Allocation or the settlement set forth herein is terminated in accordance with its terms, Defendants shall request the Court or State Court vacate any order(s) certifying

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

the Settlement Classes. Plaintiffs shall not oppose such request, but their non opposition shall be without prejudice to their right to seek later certification of litigation classes.

         M. ENTRY OF JUDGMENT

         1. The Settling Parties agree to the entry of Judgment by the United States District Court for the Eastern District of Missouri substantially in the form and with the content as set forth in Exhibit B hereto.

         2. The Settling Parties agree to the entry of Judgment by the Circuit Court for the City of St. Louis, Missouri substantially in the form and with the content as set forth in Exhibit E hereto.

         N. DISMISSAL OF OTHER CLASS ACTIONS

         Within ten (10) business days of the Effective Date, Lead Plaintiffs, Lead Plaintiffs' Counsel or counsel for the Bressler plaintiff shall take steps to dismiss with prejudice the In re Edward Jones Holder Litigation Class Action, now pending in the United States Court of Appeals for the Ninth Circuit.

         O. THIRD PARTY CLAIMS

         Nothing in this agreement is intended to restrict in any manner the Defendants' ability to bring third party claims against entities or individuals not party to this Settlement Stipulation.

         P. INJUNCTION

         1. This Settlement Stipulation is expressly conditioned upon the entry of a preliminary injunction by the Court as part of the preliminary approval of this Settlement Stipulation, barring and enjoining all class members or any of them from commencing or prosecuting any actions, including arbitrations, asserting any of the Released Plaintiffs' Claims either directly, indirectly, representatively, derivatively, or in any capacity against Defendants or

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

Defendants' Released Persons. The preliminary injunction shall not apply or extend to those Class Members who have irrevocably opted out or otherwise excluded themselves from participation in the settlement in connection with the institution or prosecution of a separate arbitration proceeding against Edward Jones. The preliminary injunction shall only enjoin any action filed or otherwise instituted on or after November 20, 2006.

         2. This Settlement Stipulation is expressly conditioned upon the entry of a permanent injunction by the Court as part of Final Approval of this Settlement Stipulation, barring and enjoining all Class Members or any of them from commencing or continuing to prosecute any existing action, including arbitrations, asserting any of the Released Plaintiffs' Claims either directly, indirectly, representatively, derivatively, or in any capacity against Defendants or Defendants' Released Persons, except where the Class Member properly exercised his/her opt-out rights.

         Q. MISCELLANEOUS PROVISIONS

         1. The Parties (a) acknowledge that it is their intent to consummate this Settlement and Stipulation; and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

         2. Edward Jones warrants that, at the time the payments provided for herein are made on its behalf, it will not be insolvent and the payment will not render it insolvent.

         3. Unless ordered by a Court, no Settling Party or counsel shall disseminate, refer to, or otherwise distribute to any third party any information regarding the negotiation of the Settlement between the Parties, or any information or documents they obtained from another Party in connection with the Settlement.

         4. Defendants' Released Persons may file the Stipulation and/or the Judgment from this action in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar, or reduction or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.

         5. To the extent permitted by law, all agreements made and orders entered during the course of the Class Actions relating to the confidentiality of information shall survive this Stipulation.

         6. The waiver by one Settling Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

         7. All of the exhibits to this Settlement Stipulation, including, but not limited to, the Plan of Allocation to the extent incorporated in those exhibits, are material and integral parts hereof and are fully incorporated herein by this reference.

         8. Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, attorney/client privilege, joint defense privilege, or work product protection.

         9. The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their successors-in-interest.

         10. The Stipulation and the exhibits attached hereto, as well as the August 29, 2006 Agreement, constitute the entire settlement agreement among the Settling Parties hereto and no representations, warranties, or inducements have been made to any Party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

         11. Plaintiffs' Lead Counsel, on behalf of the Purchaser Settlement Class and the Holder Settlement Class, is expressly authorized by the Lead Plaintiffs to take all appropriate action required or permitted be taken by the Purchaser Settlement Class or the Holder Settlement Class pursuant to the Stipulation to effectuate its terms and also expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Purchaser Settlement Class or the Holder Settlement Class.

         12. Each counsel or other Person executing the Settlement Stipulation or Plan of Allocation (or any exhibits thereto) on behalf of any Settling Party hereto hereby warrants that such person has the full authority to do so.

         13. The Stipulation may be executed by facsimile and in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the Settling Parties to the Stipulation shall exchange among themselves original signed counterparts and a complete set of original executed counterparts shall be filed with the Court.

         14. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties hereto.

         15. The Court shall retain jurisdiction with respect to the implementation and enforcement of the terms of the Stipulation, and all Parties hereto and their counsel submit to the exclusive jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

         16. The Stipulation and the exhibits hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in St. Louis, Missouri, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the laws of the State of Missouri without giving effect to that State's choice-of-law principles.

         17. No press announcement, press release, or other public statement, either directly or indirectly, concerning the Settlement or Stipulation may be made by Class Plaintiffs or Plaintiffs' Counsel prior to the Court entering an order of preliminary approval, unless they obtain prior written approval from Edward Jones, except as required by law.

         IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed by their duly-authorized attorneys as of December 11, 2006.

DATED:     12/12/06
      -------------------
                                 /s/ James A. Tricarico, Jr.
                                 -------------------------------------
                                 James A. Tricarico, Jr.
                                 General Counsel
                                 Edward D. Jones & Co., L.P.

DATED:     12/11/06
      -------------------
                                 /s/ Matthew J. Zevin
                                 -------------------------------------
                                 STANLEY, MANDEL & IOLA, L.L.P.
                                 MATTHEW J. ZEVIN
                                 550 West C Street, Suite 1600
                                 San Diego, CA 92101

DATED:
      -------------------
                                 /s/ Robert D. Blitz
                                 -------------------------------------
                                 BLITZ, BARDGETT & DEUTSCH, L.C.
                                 ROBERT D. BLITZ
                                 CHRISTOPHER O. BAUMAN
                                 120 South Central, Suite 1650
                                 St. Louis, MO 63105

DATED:     12/11/06
      -------------------
                                 /s/ Kirk B. Hulett
                                 -------------------------------------
                                 HULETT, HARPER, STEWART, L.L.P.
                                 KIRK B. HULETT
                                 550 West C Street, Suite 1600
                                 San Diego, CA 92101

DATED:
      -------------------

                                 -------------------------------------
                                 GOODIN, MACRIDGE, SQUERI,
                                   RITCHIE & DAY, L.L.P.
                                 WAYNE T. LAMPREY
                                 505 Sansome Street, Suite 900
                                 San Francisco, CA 94111

                                 Co-Lead Counsel for the Enriquez plaintiff

DATED:   Dec. 11, 2006
      -------------------
                                 /s/ Joseph H. Weiss
                                 -------------------------------------
                                 WEISS & LURIE
                                 JOSEPH H. WEISS
                                 RICHARD A. ACOCELLI
                                 JAMES E. TULLMAN
                                 JULIA J. SUN
                                 551 Fifth Avenue
                                 New York, NY 10176

DATED:   Dec. 12, 2006
      -------------------
                                 /s/ Mark Levine
                                 -------------------------------------
                                 STULL, STULL & BRODY
                                 JULES BRODY
                                 MARK LEVINE
                                 JAMES HENRY GLAVIN, IV
                                 6 East 45th Street
                                 New York, NY 10017

DATED:
      -------------------

                                 -------------------------------------
                                 MILBERG WEISS BERSHAD &
                                   SCHULMAN LLP
                                 JEROME M. CONGRESS
                                 One Pennsylvania Plaza
                                 New York, NY 10119

                                 Co-Lead Counsel for the Spahn Plaintiffs

DATED:
      -------------------

                                 -------------------------------------
                                 GLANCY BINKOW & GOLDBERG LLP
                                 LIONEL Z. GLANCY
                                 PETER A. BINKOW
                                 MICHAEL GOLDBERG
                                 MARC L. GODINO
                                 1801 Avenue of the Stars, Suite 311
                                 Los Angeles, CA 90067

                                 Counsel for the Bressler Plaintiffs

DATED: December 12, 2006
      -------------------
                                 /s/ Jacqueline Sailer
                                 -------------------------------------
                                 MURRAY, FRANK & SAILER LLP
                                 JACQUELINE SAILER
                                 275 Madison Ave
                                 New York, NY 10016

                                 Co-Counsel for the Bressler Plaintiffs

            AMENDMENT TO STIPULATION OF SETTLEMENT OF CLASS ACTIONS
            -------------------------------------------------------

         This Amendment to Stipulation of Settlement (the "Amendment"), dated as of July 1, 2007, is made and entered into by and among the following parties: (i) Lead Plaintiffs (as defined in the Settlement Stipulation dated December 11, 2006 ("Settlement Stipulation"),(1) on behalf of themselves and each of the Class Members, by and through their counsel of record in the Class Actions ("Plaintiffs' Counsel"); and (ii) Defendants, by and through their counsel of record in the Class Actions (collectively, the "Settling Parties").

         WHEREAS, the Settling Parties entered into the Settlement Stipulation on December 11, 2006;

         WHEREAS, pursuant Section V.I of the Settlement Stipulation, Class Members had the right to opt-out of the settlement of the Class Actions;

         WHEREAS, pursuant to Section V.I.6. of the Settlement Stipulation, Edward Jones had the right to rescind the Settlement Stipulation in the event that more than one thousand (1000) Class Members opted out of the settlement;

         WHEREAS, pursuant to the Settlement Stipulation, the Court and the State Court entered orders preliminarily approving the Settlement Stipulation and directed Edward Jones to send out notice to the Purchaser Settlement Class Members and the Holder Settlement Class Members;

         WHEREAS, Edward Jones, in its role as claims administrator, sent notice to the Purchaser Settlement Class Members and the Holder Settlement Class Members. Mailing of the notice was completed on or about April 23, 2007;(2)


------------------------
(1) All references to defined terms will have the same definition as set forth in the Settlement Stipulation dated December 1, 2006.

(2) The Settling Parties acknowledge the issue with a certain group of Class Members not receiving the mail notice as more fully described in Edward Jones' Motion to Send Notice and to Amend the Settlement Schedule. Consistent with the Court's July 2, 2007 Order, the Settling Parties are in agreement that the omitted class members shall receive notice.

         WHEREAS, Class Members had until June 11, 2007 to opt-out of the settlement;

         WHEREAS, Edward Jones, after the June 11, 2007 opt-out deadline passed, asserted that it had received more than 1,000 valid opt-outs, which triggered its right to rescind the settlement pursuant to Section V.I.6. of the Settlement Stipulation;

         WHEREAS, Plaintiffs' Counsel, on behalf of the Lead Plaintiffs and the Class Members, disputed and contested the receipt of 1,000 or more valid opt-outs and this disputed Edward Jones' right to rescind the Settlement Stipulation;

         WHEREAS, pursuant to Section V.I.6., Edward Jones had until July 1, 2007, to exercise its right to rescind the Settlement Stipulation;

         WHEREAS, approximately 290,000 additional Class Members did not receive notice and opportunity to opt-out of the settlement prior to June 11, 2007 and will now be given such notice and opportunity, thus increasing the chance that more than 1,000 class members will elect to opt-out of the settlement and Edward Jones would have the right to rescind the settlement.;

         WHEREAS, Plaintiffs' Counsel desired to preserve the settlement maintain and not diminish the benefits to the Class Members and assure that Edward Jones waive any right it may have to rescind the;

         WHEREAS, Plaintiffs' Counsel wanted to maintain the benefits to the Class Members as detailed in the Settlement Stipulation;

         WHEREAS, between June 12 and July 1, 2007, Plaintiffs' Counsel and Edward Jones entered into further and lengthy negotiations to fully and finally resolve these cases and address Edward Jones' assertion of its right to rescind the Settlement Stipulation;

         WHEREAS, the Settling Parties were able to come to further agreement to address Edward Jones' asserted right to rescind the Settlement Stipulation by amending the Settlement Stipulation as specified below;

         WHEREAS, the amendment will potentially reduce the cash available to satisfy any fee and expense award to Plaintiffs' Counsel, as well as the cash that may be awarded to cy pres in accordance with Section E of the Plan of Allocation, but will not in any way reduce or affect the consideration flowing to Class Members pursuant to the Settlement Stipulation and Plan of Allocation;

         NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein and in the Settlement Stipulation, and for such other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged by the Settling Parties, and intending to be legally bound, the Settling Parties agree as follows:

         1. The Settling Parties agree that Edward Jones, in its role as claims administrator, shall be entitled to reimbursement for its reasonable and actual cost of notice and claims administration that Edward Jones has or will incur in the future up to a maximum reimbursement of six million dollars ($6,000,000.00) (the "Reimbursement Amount.").

         2. The Settling Parties agree that Plaintiffs' Counsel may apply for and may be awarded by the Court fees, interest and reimbursement of expenses in excess of the remainder left after the amount necessary to pay "Authorized Former Customers" is allocated and segregated as described in Section V.H.1(c) of the Stipulation and Section D.2 of the Plan of Allocation.

         3. If the Court awards more than $28,000,000 in attorneys' fees, expenses and/interest, Plaintiffs' Counsel will initially only be paid $28,000,000 from the Cash

Component of the Settlement Fund. As provided for below, any such unpaid award may be satisfied after Edward Jones is paid in full for the Reimbursement Amount.

         4. The Reimbursement Amount to Edward Jones shall be funded as follows by using the following funds in the following order:

                  A. Any residual from the principal of the Cash Component of the Settlement Fund ($55,000,000.00), after payments are made for taxes, tax related expenses, escrow fees and costs and for payments to Authorized Former Customers (as detailed in Section V.H.1.(a-d) of the Settlement Stipulation as amended below) and after payment of the lesser of:

                  (i) such attorneys' fees, expenses and/or interest to Plaintiffs' Counsel as awarded by the Court; or

                  (ii) twenty-eight million dollars ($28,000,000.00) towards satisfaction of an award of attorneys' fees, expenses and interest. This clause shall not preclude Plaintiffs' Counsel from requesting a greater sum subject to this initial cap on funding of an award for attorneys fees and expenses. However, in no event shall Plaintiffs' Counsel receive in excess of $28,000,000.00 prior to satisfaction in full of the Reimbursement Amount.

         If the Reimbursement Amount is not yet fully satisfied, then

         B. Any interest earned on the principal amount of the Cash Component of Settlement Fund. If the Reimbursement Amount is not yet fully satisfied; then

         C. Any unclaimed or uncashed checks to the Authorized Former Customers may be utilized after the expiration period for such checks has elapsed.

         5. The application of any unused portion of the Cash Component, including any interest thereon, not utilized for the payments specified above (as detailed in Section V.H.1.(a-e) of the Settlement Stipulation as amended below), shall thereafter go to pay any awarded, but unpaid Plaintiffs' Counsel's attorneys' fees, costs and interest.

         6. Any remainder of the Cash Component after payment in full as provided for above (and detailed in Section V.H.1.(a-f) of the Settlement Stipulation as amended below), shall be paid cy pres in accordance with the Settlement Stipulation and Plan of Allocation.

         7. The Settling Parties agree that Section V.A. of the Settlement Stipulation shall be modified as follows:

                  29.1 "Reimbursement Amount" shall mean the amount Edward Jones, in its role as claims administrator, is entitled to for reimbursement of its cost of notice and claims administration that it has or will incur in the future up to a maximum reimbursement of six million dollars ($6,000,000.00.)

          8. The Parties agree that Section V.F.4 of the Settlement Stipulation is hereby amended to modify each and every occurrence of the phrase "at its own expense" to "at its own expense over and above the Reimbursement Amount."

         9. In accordance with the foregoing, Section V.H.1. of the Settlement Stipulation is hereby amended by deleting the entirety of Section V.H.1. and substituting in lieu thereof the following:

         H. ADMINISTRATION AND CALCULATION OF CLAIMS, FINAL AWARDS, AND SUPERVISION AND DISTRIBUTION OF SETTLEMENT FUND

                  1. The Cash Component of the Settlement Fund shall be applied as follows:

                           a. To pay Taxes and reasonably-incurred Tax-related
                  Expenses, if any;

                           b. To pay escrow fees and reasonably-incurred costs
                  associated with the Escrow Account that will hold the Cash Component until distribution.

                           c. To fund the payments to Authorized Former
                  Customers as set forth in section D.2 of the Plan of Allocation;

                           d. To pay Plaintiffs' Counsel's attorneys' fees,
                  expenses, and costs, (the "Fee and Expense Award"), if and to the extent allowed by the Court up to a maximum initial payment of $28,000,000;

                           e. To reimburse Edward Jones for the cost of notice
                  and claims administration it has or will incur in the future up to a maximum of $6,000,000.00;

                           f. To pay any portion of the Fee and Expense Award
                  not paid because of the cap imposed pursuant to V.H.1(d);

                           g. the remainder of the Cash Component shall be
                  awarded cy pres in accordance with Section E of the Plan of Allocation.

         10. The reference to "at its own expense" in Section V.H.5. is hereby amended to "at its own expense over and above the Reimbursement Amount."

         11. Edward Jones hereby irrevocably waives its asserted right to rescind the Settlement Stipulation pursuant to Section V.I.6. of the Settlement Stipulation.


         12. In accordance with the foregoing, Section V.J.2. and V.J.3. of the Settlement Stipulation is hereby amended by deleting the entirety of
Section V.J.2. and V.J.3. and substituting in lieu thereof the following:

         2. Pursuant to Section D.3(c) of the Plan of Allocation, Plaintiffs' Counsel's fees, expenses, and costs, including the fees of experts and consultants, as awarded by the Court (the "Fee and Expense Award"), may be transferred to Plaintiffs' Lead Counsel from the Settlement Fund after the Judgment becomes Final up to a maximum of $28,000,000.00 as specified in Section V.H.1(d) as amended.

         3. The parties acknowledge that there may be insufficient monies in the Settlement Fund to fully satisfy the Fee and Expense Award and/or that the Fee and Expense Award may not be fully paid or satisfied by operation of Section V.H.1(d) as amended. Accordingly, to the extent that there is cash remaining in the Settlement Fund after making all payments identified in Section V(H)(1)(a-e) as amended, the Settling Parties agree that any such cash shall first be utilized to make up any difference between the amount awarded to Plaintiffs' Counsel pursuant to the Fee and Expense Award and the amount initially received by Plaintiffs for such attorneys fees and expenses

         13. All references in the Plan of Allocation to the phrase "at its own expense" are hereby modified to "at its own expense over and above the Reimbursement Amount."

         14. Section D.3., "Distribution of the Cash Component," of the Plan of Allocation is hereby amended as follows:

                           c.   Attorneys' Fees and Expenses

                  After payment of all expenses set forth in Section V.H.1
         (a)-(c) of the Stipulation and the fees and expenses associated with the Escrow Agreement, any fees and expenses awarded to Class Counsel pursuant to any Fee and Expense Award shall be paid by the

         Escrow Agent from the Cash Component of the Settlement that has not been set aside in a sub-escrow account to pay Authorized Former Customers or otherwise set aside to pay fees and expenses owed to the Escrow Agent, up to a maximum of $28,000,000. Such payment or release of funds must be made within three (3) business days after receipt by the Escrow Agent of a demand for release of the funds from Plaintiffs' Lead Counsel, which may not be tendered until at least three (3) business days after the Effective Date. To the extent those amounts are not sufficient to pay Class Counsel's Fee and Expense Award and there are any funds remaining in the sub-account dedicated to the payment of Authorized Former Customers after the expiration period for all outstanding checks distributed to Authorized Former Customers pursuant to paragraph D(3)(a)-(b) above, such funds shall be used to satisfy any residual amount owed to Class Counsel pursuant to any Fee and Expense Award up the maximum amount of $28,000,000.00.

                           d. Reimbursement of Costs of Notice and
                              Administration

                  After payment of all expenses set forth in Section V.H.1
         (a)-(d) of the Stipulation (as amended) and the fees and expenses associated with the Escrow Agreement, Edward Jones shall be entitled to reimbursement of its costs and expenses associated with notice and claims administration. If the Court awards Class Counsel less than $28,000,000.00, then the residual of the Cash Component of the Settlement Fund will be applied, up to a total not to exceed $6,000,000. In addition, Edward Jones shall be entitled to reimbursement from the current accrued interest and any future interest earned and to be earned on the Cash Component pursuant to
         Section V.C. of the Settlement Stipulation. Further, Edward Jones shall be entitled to be reimbursed from any available residual funds remaining in the Cash Component (or any sub-account established for the purposes of paying payment of Authorized Former Customers) from uncashed settlement checks made payable to Authorized Customer Class Members after the expiration of all outstanding checks. In no event shall the amount of reimbursement to Edward Jones exceed the agreed upon amount of $6,000,000. Such payment or release of funds must be made within three (3) business days after receipt by the Escrow Agent of a demand for release of the funds from Edward Jones, which may not be tendered until at least three (3) business days after the expiration period for all outstanding checks distributed to Authorized Former Customers pursuant to paragraph D(3)(a)-(b)

                           e. Additional Fee and Expense Award

                  After payment of all expenses set forth in Section V.H.1
         (a)-(e) of the Stipulation (as amended) and the fees and expenses associated with the Escrow Agreement, to the extent there is any portion of the Fee and Expense Award unpaid or otherwise unsatisfied, such unpaid portion of the Fee and Expense Award shall be paid by the Escrow Agent from any remaining portion of the Cash Component of the Settlement. To the extent those amounts are not sufficient to pay the unpaid portion of the Fee and Expense Award and there are any funds remaining in the sub-account dedicated to the payment of Authorized Former Customers after the expiration period for all outstanding checks distributed to Authorized Former Customers pursuant to paragraph D(3)(a)-(b) above and Edward Jones has been reimbursed pursuant to Section D.3(d) above and

         Section V.H.1.(e) of the Stipulation, as amended, such funds shall be used to satisfy any residual amount owed to Class Counsel pursuant to any Fee and Expense Award.

         15. Section E of the Plan of Allocation "Cy Pres and Cash Balance in the Settlement Fund" is hereby amended as follows:

         E. Cy Pres and Cash Balance in Settlement Fund

                  To the extent there are any remaining funds in the Escrow Account after payment of all distributions set forth in Section V.H.1(a)-(f) of the Stipulation, as amended, and the costs and expenses associated with the Escrow Fund, after exhausting its best efforts described in Section D.3. of this Plan of Allocation , after the expiration period for all outstanding checks and after the payment of any outstanding amounts owed to Class Counsel in connection with a Fee and Expense Award, the Escrow Agent shall pay the remaining cash, if any, into the Edward D. Jones & Company Foundation. Edward Jones represents and warrants that it will distribute the remaining cash in accordance with its regular charitable operations and none of the remaining cash balance will be returned to Edward Jones' general treasury. Further, Edward Jones represents and warrants that any such donation will not impact Edward Jones' usual and customary contributions to the Edward D. Jones & Company Foundation.

         16. Plaintiffs' Counsel has agreed to this Amendment in the interest of protecting the benefits secured for the Class Members and in recognition that this Amendment does not alter the benefits to the Class Members.

         17. The Settling Parties stipulate and agree to this Amendment, subject to approval by the Court and the State Court.

         18. Plaintiffs' Counsel on behalf of Lead Plaintiffs and the Class Members and Defendants agree that this Amendment does not require re-notice to the Class Members.

         19. This Amendment shall be a written instrument in accordance with
Section V.Q.9. of the Settlement Stipulation.

         20. The Settling Parties stipulate and agree that terms and conditions of the Settlement Stipulation and the rights and obligations of the Settling Parties thereunder remain unchanged except as specifically set forth in this Amendment.

         21. To the extent that the Settlement Stipulation or Plan of Allocation are inconsistent with this Amendment, this Amendment shall be deemed to supercede the Settlement Stipulation or Plan of Allocation.

DATED:           7/11/07
        ----------------------------

                                            /s/ James A. Tricarico, Jr.
                                            ----------------------------------
                                            James A. Tricarico, Jr.
                                            General Counsel
                                            Edward D. Jones & Co., L.P.

DATED:           7/12/07
        ----------------------------

                                            /s/ Matthew J. Zevin
                                            ----------------------------------
                                            STANLEY, MANDEL & IOLA, L.L.P.
                                            MATTHEW J. ZEVIN
                                            550 West C Street, Suite 1600
                                            San Diego, CA 92101

DATED:           7/11/07
        ----------------------------

                                            /s/ Robert D. Blitz
                                            ----------------------------------
                                            BLITZ, BARDGETT & DEUTSCH, L.C.
                                            ROBERT D. BLITZ
                                            CHRISTOPHER O. BAUMAN
                                            120 South Central, Suite 1650
                                            St. Louis, MO 63105


DATED:           7/12/07
        ----------------------------

                                            /s/ Kirk B. Hulett
                                            ----------------------------------
                                            HULETT, HARPER, STEWART, L.L.P.
                                            KIRK B. HULETT
                                            550 West C Street, Suite 1600
                                            San Diego, CA 92101

DATED:         July 12, 2007
        ----------------------------


                                            /s/ Wayne T. Lamprey
                                            ----------------------------------
                                            GOODIN, MACRIDGE, SQUERI
                                                RITCHIE & DAY, L.L.P.
                                            WAYNE T. LAMPREY
                                            505 Sansome Street, Suite 900
                                            San Francisco, CA 94111


                                            Co-Lead Counsel for the Enriquez
                                            Plaintiff

DATED:           7/11/07
        ----------------------------

                                            /s/ Richard A. Acocelli
                                            ----------------------------------
                                            WEISS & LURIE
                                            JOSEPH H. WEISS
                                            RICHARD A. ACOCELLI
                                            JAMES E. TULLMAN
                                            JULIA J. SUN
                                            551 Fifth Avenue
                                            New York, NY 10176

DATED:           7/11/07
        ----------------------------

                                            /s/ Mark Levine
                                            ----------------------------------
                                            STULL, STULL & BRODY
                                            JULES BRODY
                                            MARK LEVINE
                                            JAMES HENRY GLAVIN, IV
                                            6 East 45th Street
                                            New York, NY 10017

DATED:         July 12, 2007
        ----------------------------

                                            /s/ Jerome M. Congress
                                            ----------------------------------
                                            MILBERG WEISS BERSHAD &
                                               SCHULMAN LLP
                                            JEROME M. CONGRESS
                                            one Pennsylvania Plaza
                                            New York, NY 10119

                                            Co-Lead Counsel for the Spahn
                                            Plaintiffs

DATED:           7/12/07
        ----------------------------

                                            /s/ Marc L. Godino
                                            ----------------------------------
                                            GLANCY BINKOW & GOLDBERG LLP
                                            LIONEL Z. GLANCY
                                            PETER A. BINKOW
                                            MICHAEL GOLDBERG
                                            MARC L. GODINO
                                            1801 Avenue of the Stars, Suite 311
                                            Los Angeles, CA  90067

                                            Counsel for the Bressler Plaintiffs

DATED:           7/12/07
        ----------------------------

                                            /s/ Jacqueline Sailer
                                            ----------------------------------
                                            MURRAY, FRANK & SAILER LLP
                                            JACQUELINE SAILER
                                            275 Madison Avenue
                                            New York, NY  10016

                                            Co-Counsel for the Bressler
                                            Plaintiffs